UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2006

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453

(Address of Principal Executive Offices)  (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As part of its continuing efforts to improve efficiency and lower operating costs, on June 7, 2006 the Registrant committed to the reorganization of the sales and marketing and customer service functions in certain of its U.S. professional diagnostic companies, pursuant to which the Registrant expects to achieve a net reduction of approximately 20 positions. Total costs to be incurred in connection with the plan are expected to total approximately $1,000,000, including severance and retention payments of approximately $850,000 and non-cash fixed asset charges of approximately $150,000. The charges will be recognized in the second and third quarter of 2006. Savings generated though reduced compensation expense is expected to be approximately $1,500,000 annually.

The expected charges and resulting savings described above are in addition to those disclosed by the Registrant on May 22, 2006 in connection with its plan to cease operations at its Applied Biotech, Inc. and Scandinavian Micro Biodevices ApS subsidiaries, and to dispose of certain excess manufacturing equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: June 13, 2006	By:	/s/ Christopher J. Lindop
Christopher J. Lindop
Chief Financial Officer